UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 31, 2024, Traws Pharma, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 2,205,755 shares were represented at the Annual Meeting, which represented a quorum. At the Annual Meeting, the stockholders of the Company voted on the below proposals. The voting results on these proposals were as follows:

Proposal 1. To elect seven directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	For	Withheld	Broker Non-Votes
Iain Dukes, D.Phil.	2,188,478	17,277	-
Werner Cautreels, Ph.D.	2,190,044	15,711	-
Trafford Clarke, Ph.D.	2,142,499	63,256	-
Luba Greenwood	2,187,813	17,942	-
Nikolay Savchuck Ph.D.	2,190,182	15,573	-
M. Teresa Shoemaker	2,133,667	72,088	-
Jack E. Stover	2,188,884	16,871	-

Proposal 2. To consider and approve, the Amendment and Restatement of the 2021 Incentive Compensation Plan. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
2,174,776	28,371	2,608	-

Proposal 2. To approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
2,177,245	25,527	2,983	-

Proposal 3. To consider and vote upon the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
2,196,488	7,554	1,713	-

With regard to Proposal 2, the Company’s Compensation Committee of the Board of Directors takes note of the results of the advisory “say-on-pay” proposal and expects to consider these results and feedback received from the Company’s ongoing stockholder engagement program, among the factors considered in connection with continuing to discharge its responsibilities in setting the compensation of the Company’s named executive officers.

1

Item 8.01	Other Events.

On October 29, 2024, Traws Pharma, Inc. (the “Company”) was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Company had regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) because the Company’s common stock had a minimum closing price of at least $1.00 per share for a minimum of ten consecutive business days.

As previously disclosed on a Form 8-K filed on August 23, 2024, on August 23, 2024, the Company was notified by Nasdaq that the Company is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million (the “Stockholders' Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company reported stockholders’ deficit of approximately $(105.5) million, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, as of August 21, 2024, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. As previously disclosed on Form 8-K filed on September 17, 2024 (the “September Form 8-K), as a result of stockholder approval of the Company’s proposal of the issuance of the Company’s common stock upon conversion of the Company’s Series C non-Voting Convertible Preferred Stock in accordance with the Nasdaq Listing Rule 5635(a), as of the date of the September Form 8-K, the Company believed it satisfied the Stockholders' Equity Requirement. However, as of the date of this Current Report, the Company does not believe it is in compliance with the Stockholders' Equity Requirement and it will be presenting its plan for compliance at a Nasdaq hearing on November 14, 2024.

Forward Looking Statements

Any statements in this Current Report about the future expectations, plans and prospects of the Company, including without limitation, statements regarding: stockholders’ equity and other statements containing the words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hypothesize”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “should”, “target”, “would”, and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q and in other filings that makes with the SEC. In addition, any forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024	TRAWS PHARMA, INC.

	By:	/s/ MARK GUERIN
		Name:	Mark Guerin
		Title:	Chief Financial Officer

3